Exhibit 4.15

Resolutions adopted by the Board of Directors of ILOG S.A. on

December 18, 2001 relating to the grants of warrants

Authorization to issue warrants to subscribe for shares in the Company which are to be reserved for issuance to the non-executive Directors

The Chairman informs the Board that the December 18, 2001 Extraordinary general meeting of shareholders authorized the Board to issue warrants to subscribe for 40,000 shares in the Company reserved for issuance to Ms Marie-Claude Bernal, Messrs Michel Alard, Pascal Brandys, Marc Fourrier and Richard Liebhaber, entitled to 8,000 shares each, each warrant giving right to subscribe for one share of € 0.61 nominal value each.

The Chairman proposed the Board to issue these warrants.

After deliberation, the Board,

resolved to issue 8,000 warrants to subscribe for 8,000 shares in the Company each to Ms Marie-Claude Bernal, Messrs Michel Alard, Pascal Brandys, Marc Fourrier and Richard Liebhaber, each warrant giving right to subscribe for one share;

Each warrant shall be issued at a price of 0.01 euro and shall give the right to subscribe for one share, nominal value 0.61 euro at a price of 13.09 euros, being the closing price on the Nouveau Marché on December 17, 2001 (13.10 euros) less the issue price, pursuant to the terms approved by the December 18, 2001 general Shareholders’meeting.

The warrants will have to be subscribed between December 18, 2001 and January 14, 2002, the subscription payment will have to be done when the subscription is completed.

The warrants are exercisable in whole or in part, at any time. In any event, the warrants must be exercised within a period of five years from the date of their issuance.

Moreover, the beneficiaries, at the time of the subscription will agree not to transfer these warrants to a third party.

resolved that the warrants shall be exercised, in whole or in part, within a 5 years period, the grant date being December 18, 2001;

granted full powers to the Chairman to notify the beneficiaries of the number of warrants to be granted to each of them and the terms and conditions of such grant.

Authorization to issue warrants to subscribe for shares in the Company which are to be reserved for issuance to external members of the Technical Advisory Board

The Chairman informs the Board that the December 18, 2001 Extraordinary general meeting of shareholders authorized the Board to issue warrants to subscribe for 20,000 shares in the Company reserved for issuance to Messrs Eugene Freuder, Martin Groetschel, Gilles Kahn and Ben Shneiderman entitled to 4,000 shares each, except Mr. Freuder who shall receive warrants for up to 8,000 shares, each warrant giving right to subscribe for one share of € 0.61 nominal value each.

The Chairman proposed the Board to issue these warrants.

After deliberation, the Board,

resolved to issue 4,000 warrants to subscribe for 4,000 shares in the Company each to Messrs Martin Groetschel, Gilles Kahn and Ben Shneiderman, and to issue 8,000 warrants to subscribe for 8,000 shares in the Company to Mr. Eugene Freuder, each warrant giving right to subscribe for one share;

Each warrant shall be issued at a price of 0.01 euro and shall give the right to subscribe for one share, nominal value 0.61 euro at a price of 13.09 euros, being the closing price on the Nouveau Marché on December 17, 2001 (13.10 euros) less the issue price, pursuant to the terms approved by the December 18, 2001 general Shareholders’meeting.

The warrants will have to be subscribed between December 18, 2001 and January 14, 2002, the subscription payment will have to be done when the subscription is completed.

The warrants are exercisable in whole or in part, at any time. In any event, the warrants must be exercised within a period of five years from the date of their issuance.

Moreover, the beneficiaries, at the time of the subscription will agree not to transfer these warrants to a third party.

resolved that the warrants shall be exercised, in whole or in part, within a 5 years period, the grant date being December 18, 2001;

granted full powers to the Chairman to notify the beneficiaries of the number of warrants to be granted to each of them and the terms and conditions of such grant.

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